      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 3, 1999

                                                     REGISTRATION NO. 333-72465
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           FIFTH THIRD BANCORP
             (Exact name of registrant as specified in its charter)

      OHIO                            6711                       31-0854434
 (State or other               (Primary Standard              (I.R.S. Employer
 jurisdiction of            Industrial Classification        Identification No.)
incorporation or                  Code Number)
  organization)
                                 ---------------

                   FIFTH THIRD CENTER, CINCINNATI, OHIO 45263
                                 (513) 579-5300
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 ---------------

                             PAUL L. REYNOLDS, ESQ.
                               FIFTH THIRD BANCORP
                            38 FOUNTAIN SQUARE PLAZA
                             CINCINNATI, OHIO 45263
                                  (513)579-5300
                              (513) 744-6757 (FAX)
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                 ---------------

                          COPIES OF COMMUNICATIONS TO:

                            Richard G. Schmalzl, Esq.
                              H. Samuel Lind, Esq.
                             Graydon, Head & Ritchey
                             1900 Fifth Third Center
                                511 Walnut Street
                             Cincinnati, Ohio 45202
                                 (513) 621-6464
                              (513) 651-3836 (Fax)

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: The merger of Ashland Bankshares, Inc. with and into Fifth Third Bancorp was consummated on April 16, 1999. Fifth Third is hereby amending this Registration Statement to deregister 195,140 shares of common stock, no par value, which were issuable to the shareholders of Ashland in connection with the merger of Ashland with and into Fifth Third.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-72465) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.


===============================================================================

                          DEREGISTRATION OF SECURITIES

         In accordance with the undertaking of Fifth Third Bancorp set forth in the registration statement on Form S-4 (File No. 333-72465), declared effective on February 26, 1999, Fifth Third is filing this Post-Effective Amendment No. 1 to deregister an aggregate of 195,140 shares of its common stock, no par value, previously registered under the Securities Act of 1933 pursuant to the registration statement, issuable to the shareholders of Ashland Bankshares, Inc. in connection with the merger of Ashland with and into Fifth Third.

         Pursuant to the registration statement, 1,420,000 shares of Fifth Third common stock were registered. Upon the consummation of the merger, Fifth Third issued a total of 1,224,860 shares of common stock to the shareholders of Ashland. Therefore, in accordance with the undertaking mentioned above, Fifth Third hereby deregisters the remaining 195,140 shares of common stock previously registered pursuant to the registration statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-72465 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on June 3, 1999.

                                     FIFTH THIRD BANCORP


                                     /s/ GEORGE A. SCHAEFER, JR.
                                     ---------------------------
                                     By:  George A. Schaefer, Jr.
                                          President and Chief  Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-72465 has been signed by the following persons in the capacities and on the dates indicated.


Principal Executive Officer:

/s/ GEORGE A. SCHAEFER, JR.
-------------------------------                            Date:  June 3, 1999
George A. Schaefer, Jr.
President and Chief Executive Officer

Principal Financial Officer:

/s/ NEAL E. ARNOLD
-------------------------------                            Date:  June 3, 1999
Neal E. Arnold
Chief Financial Officer, Executive
Vice President and Treasurer

Principal Accounting Officer:

/s/ ROGER W. DEAN
-------------------------------                            Date:  June 3, 1999
Roger W. Dean
Controller


Directors of the Company:

/s/ DARRYL F. ALLEN*
-------------------------------                            Date:  June 3, 1999
Darryl F. Allen



/s/ JOHN F. BARRETT*
--------------------------------                           Date:  June 3, 1999
John F. Barrett



/s/ GERALD V. DIRVIN*
----------------------------                               Date:  June 3, 1999
Gerald V. Dirvin



/s/ THOMAS B. DONNELL*
------------------------                                   Date:  June 3, 1999
Thomas B. Donnell



/s/ RICHARD T. FARMER*
-------------------------                                  Date:  June 3, 1999
Richard T. Farmer



/s/ JOSEPH H. HEAD, JR.*
-------------------------                                  Date:  June 3, 1999
Joseph H. Head, Jr.



/s/ JOAN R. HERSCHEDE*
--------------------------                                 Date:  June 3, 1999
Joan R. Herschede



/s/ ALLEN M. HILL*
---------------------------------                          Date:  June 3, 1999
Allen M. Hill



---------------------------------                          Date:
William G. Kagler

/s/ JAMES D. KIGGEN*
------------------------------                             Date:  June 3, 1999
James D. Kiggen



/s/ JERRY L. KIRBY*
---------------------------------                          Date:  June 3, 1999
Jerry L. Kirby



/s/ MITCHEL D. LIVINGSTON*
---------------------------------                          Date:  June 3, 1999
Mitchel D. Livingston, PhD.



 /s/ ROBERT B. MORGAN*
-------------------------                                  Date:  June 3, 1999
Robert B. Morgan



/s/ DAVID E. REESE*
--------------------------------                           Date:  June 3, 1999
David E. Reese



/s/ JAMES E. ROGERS*
-----------------------------                              Date:  June 3, 1999
James E. Rogers



/s/ BRIAN H. ROWE*
-------------------------------                            Date:  June 3, 1999
Brian H. Rowe


/s/ GEORGE A. SCHAEFER, JR.
-------------------------------                            Date:  June 3, 1999
George A. Schaefer, Jr.



/s/ JOHN J. SCHIFF, JR.*
-------------------------------                            Date:  June 3, 1999
John J. Schiff, Jr.



/s/ DONALD B. SCHACKELFORD*
-------------------------------                            Date:  June 3, 1999
Donald B. Schackelford

/s/ DENNIS J. SULLIVAN, JR.*
-------------------------------                            Date:  June 3, 1999
Dennis J. Sullivan, Jr.



/s/ DUDLEY S. TAFT*
-------------------------------                            Date:  June 3, 1999
Dudley S. Taft



* By:  /s/ GEORGE A. SCHAEFER, JR.
     ------------------------------------
       George A. Schaefer, Jr.
       as attorney-in-fact pursuant to
       a power of attorney previously
       filed